Exhibit 5.1

20 June, 2008

Jinpan International Limited c/o Hainan Jinpan Electric Company, Ltd. Section D-2 No. 100 Nanhai Avenue Jinpan Development Area Haikou Hainan PRC	DIRECT LINE: (284) 852 1117 E-MAIL: John.France@conyersdillandpearman.com OUR REF:JPF/mcf/953481/121079 YOUR REF:

Ladies and Gentlemen,

Re:   Jinpan International Limited (the “Company”)

We have acted as special legal counsel in the British Virgin Islands to the Company in connection with the registration statement (the “Registration Statement”) on Form F-3. The Registration Statement relates to the issuance and sale by the Company, from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933 of the United States of America, as amended (the “Securities Act”), of the following securities with a proposed maximum aggregate offering price of up to $100,000,000: (a) common shares, par value $0.009 per share (the “Common Shares”); and (b) debt securities which may be senior debt securities (the “Senior Debt Securities”) or subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), each of which Debt Securities may be issued in one or more series or may be convertible into Common Shares.

Any Senior Debt Securities will be issued pursuant to a Senior Indenture to be entered into between the Company and the trustee named therein, a form of which is filed as an exhibit to the Registration Statement or incorporated by reference therein (the “Senior Indenture”). Any Subordinated Debt Securities will be issued pursuant to a Subordinated Indenture to be entered into between the Company and the trustee named therein, a form of which is filed as an exhibit to the Registration Statement or incorporated by reference therein (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”). The Common Shares and the Debt Securities are collectively referred to herein as the “Offered Securities.”

This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

For the purposes of giving this opinion, we have examined the following documents:

(i)	a copy of the Registration Statement;

(ii)	the form of Senior Indenture; and

(iii)	the form of Subordinated Indenture.

The documents listed in items (i) through (iii) above are herein sometimes collectively referred to as the “Documents” (which term does not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto).

We have also reviewed the memorandum of association and the articles of association of the Company, as obtained from the Registrar of Corporate Affairs on 3 June, 2008 and as amended prior to the date of this opinion, resolutions in writing signed by all the directors of the Company and dated 29 May, 2008 (the “Minutes”), and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken; (b) that where a document has been examined by us in draft form, it will be or has been executed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention; (c) the capacity, power and authority of each of the parties to the Documents, other than the Company, to enter into and perform its respective obligations under the Documents; (d) the due execution and delivery of the Documents by each of the parties thereto and the physical delivery thereof by the Company with an intention to be bound thereby; (e) the accuracy and completeness of all factual representations made in the Documents and other documents reviewed by us; (f) that the resolutions contained in the Minutes were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolution, remain in full force and effect and have not been rescinded or amended; (g) that there is no provision of the law of any jurisdiction, other than the British Virgin Islands, which would have any implication in relation to the opinions expressed herein; and (h) the validity and binding effect under the laws of the State of New York (the “Foreign Laws”) of the Indentures which are expressed to be governed by such Foreign Laws in accordance with their respective terms.

We have assumed that the Indentures will be executed and delivered in substantially the forms reviewed by us. We have assumed that (1) at the time of issuance of any Offered Securities, the memorandum of association and articles of association of the Company and the BVI Business Companies Act, 2004 shall not have been amended so as to affect the validity of such issuance, (2) the Offered Securities are in accordance with the terms of their governing instruments; and (3) if the Offered Securities are to be sold pursuant to an underwritten offering, the underwriting, purchase or agency agreement with respect to the applicable Offered Securities has been duly authorized, executed, and delivered by the Company and the other parties thereto, and is a valid and binding obligation of the parties thereto.

We express no opinion as to the enforceability of any provision of the Documents which provides for the payment of a specified rate of interest on the amount of a judgment after the date of judgment or which purports to fetter the statutory powers of the Company.

The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the British Virgin Islands. This opinion is to be governed by and construed in accordance with the laws of the British Virgin Islands and is limited to and is given on the basis of the current law and practice in the British Virgin Islands. This opinion is issued solely for your benefit and is not to be relied upon by any other person, firm or entity or in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1.

With respect to any Common Shares which may be offered pursuant to the Registration Statement (the “Offered Common Shares”), when (a) the issuance and sale of the Offered Common Shares have been duly authorised by all necessary corporate action in conformity with the memorandum of association and articles of association of the Company (as then in effect) and the BVI Business Companies Act, 2004, and assuming no violation of any applicable law or default under or breach of any agreement or instrument binding upon the Company and compliance with all requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company; (b) the full consideration, determined to be adequate by the Company’s board of directors (or a duly authorised committee thereto), which is at least equal to the par value of the Offered Common Shares, has been received by the Company; and (c) the names of the holders of the Offered Common Shares have been entered in the register of members of the Company, the Offered Common Shares will be legally issued, fully paid and non-assessable.

2.

With respect to any Debt Securities which may be offered pursuant to the Registration Statement (the “Offered Debt Securities”), when (a) the terms, issuance, and sale of, and performance under the Offered Debt Securities and the applicable Indenture have been duly authorised by all necessary corporate action in conformity with the memorandum of association and articles of association of the Company (as then in effect), and the BVI Business Companies Act, 2004, and assuming no violation of any applicable law or default under or breach of any agreement or instrument binding upon the Company and compliance with all requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company; (b) the full purchase price of the Debt Securities has been paid; (c) the Offered Debt Securities have been duly executed, countersigned, authenticated, issued, and delivered in accordance with the applicable Indenture to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, (d) any applicable Indenture relating to any Offered Debt Securities has been duly authorised, executed, and delivered by all parties thereto, and (e) any applicable supplemental indenture relating to such Offered Debt Securities has been duly authorised, executed, and delivered by all parties thereto, the Offered Debt Securities will be valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, merger, consolidation, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors; (ii) the statutory limitation of the time within which proceedings may be brought; (iii) general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available; (iv) if and to the extent they constitute the payment of an amount which is in the nature of a penalty and not in the nature of liquidated damages; and (v) a British Virgin Islands court to the extent that they are to be performed in a jurisdiction outside the British Virgin Islands and such performance would be illegal under the laws of that jurisdiction. Notwithstanding any contractual submission to the jurisdiction of specific courts, a British Virgin Islands court has inherent discretion to stay or allow proceedings in the British Virgin Islands courts.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Yours faithfully,

/s/ Conyers Dill & Pearman

Conyers Dill & Pearman